UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2014

Forest Oil Corporation

(Exact name of registrant as specified in its charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, Suite 3600 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 812-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On July 9, 2014, Forest Oil Corporation (“Forest” or the “Company”), Sabine Investor Holdings LLC (“Sabine Investor Holdings”), Sabine Oil & Gas Holdings LLC (“Sabine Holdings”), Sabine Oil & Gas Holdings II LLC (“SOGH II”), Sabine Oil & Gas LLC (“Sabine O&G”) and FR XI Onshore AIV, LLC (“AIV Holdings”) entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”). See the Current Report on Form 8-K filed by Forest on July 10, 2014 for a summary of the Amended Merger Agreement and the transactions contemplated by the Amended Merger Agreement (the “Transactions”). The information in Items 1.01, 3.03 and 5.03 of the Current Report on Form 8-K filed by Forest on July 10, 2014 is hereby incorporated by reference. The Amended Merger Agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Forest on July 10, 2014 and is incorporated herein by reference.

Upon the terms and subject to the conditions of the Amended Merger Agreement, upon the consummation of the Transactions, (1) Sabine Investor Holdings will contribute to Forest its equity interests in Sabine Holdings, and AIV Holdings will contribute to Forest its equity interests in FR NFR Holdings, Inc. and FR NFR PI, Inc., which entities hold the remaining equity interests in Sabine Holdings, and (2) in consideration therefore: (a) Sabine Investor Holdings will receive 1,258,900 shares of Series A Senior Common-Equivalent Preferred Stock and 123,837,490 shares of Forest common stock in exchange for its interests in Sabine Holdings and (b) AIV Holdings will receive 405,349 shares of Series A Senior Common-Equivalent Preferred Stock and 39,874,020 shares of Forest common stock in exchange for its interests in FR NFR Holdings, Inc. and FR NFR PI, Inc.

The closing of the Transactions is conditioned on (1) approval of the issuance of shares by Forest to Sabine Investor Holdings and AIV Holdings by holders of a majority of the Forest common shares voting on such issuance, (2) unless otherwise agreed by Forest and Sabine Investor Holdings, approval of an amendment to the Forest articles of incorporation to increase the number of authorized Forest common shares by the holders of a majority of the outstanding Forest common shares (the “authorized share proposal”), (3) expiration of the waiting period under the Hart-Scott-Rodino Act and (4) other customary conditions.

If the authorized share proposal is not approved and Forest and Sabine Investor Holdings mutually agree to waive this condition, then in exchange for the contribution of Sabine Holdings, FR NFR Holdings, Inc. and FR NFR PI, Inc., Sabine Investor Holdings and AIV Holdings will instead receive shares of Series B Senior Common-Equivalent Preferred Stock in lieu of a portion of the Forest common stock that would have been received by them if there were available for issuance a sufficient amount of authorized but unissued common shares. As a result, (a) Sabine Investor Holdings would receive 37,822,023 shares of Forest common stock, 1,258,900 shares of Series A Senior Common-Equivalent Preferred Stock and 860,155 shares of Series B Senior Common-Equivalent Preferred Stock in exchange for its interests in Sabine Holdings and (b) AIV Holdings would receive 12,178,187 shares of Forest common stock, 405,349 shares of Series A Senior Common-Equivalent Preferred Stock and 276,958 shares of Series B Senior Common-Equivalent Preferred Stock in exchange for its interests in FR NFR Holdings, Inc. and FR NFR PI, Inc.

Each share of Series A Senior Common-Equivalent Preferred Stock will be convertible, at any time at the option of the holder, into 100 Forest common shares, subject to there being a sufficient number of authorized but unissued Forest common shares, and subject to customary anti-dilution adjustments, and will convert automatically if Sabine Investor Holdings, AIV Holdings and their affiliates cease to collectively own Forest shares representing two-thirds of the combined voting interest in Forest.

Each share of Series B Senior Common-Equivalent Preferred Stock will be convertible, at any time at the option of the holder, into 100 Forest common shares, subject to there being a sufficient number of authorized but unissued Forest common shares, and subject to customary anti-dilution adjustments, and will convert automatically on the first trading day after there are a sufficient number of authorized but unissued Forest common shares to permit the conversion of all then outstanding Series A Senior Common-Equivalent Preferred Stock and Series B Senior Common-Equivalent Preferred Stock.

Beginning on the date that is three months following the completion of the Transactions, if there are not yet a sufficient number of authorized but unissued Forest common shares to permit the conversion of all shares of Series A Senior Common-Equivalent Preferred Stock and Series B Senior Common-Equivalent Preferred Stock then outstanding, then the number of Forest common shares that the Series B Senior Common-Equivalent Preferred Stock are convertible into shall be adjusted upwards such that, on an annualized basis, the adjustment results in the Series B Senior Common-Equivalent Preferred Stock being convertible into an additional number of Forest common shares equal to 10% of the total number of common shares underlying all of the then outstanding Series A Senior Common-Equivalent Preferred Stock and Series B Senior Common-Equivalent Preferred Stock. This adjustment will be calculated quarterly.

The Forest common shares and preferred shares issued in the Transactions to Sabine Investor Holdings and AIV Holdings and described in this Item 3.02 will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

The foregoing descriptions of the Series A Senior Common-Equivalent Preferred Stock and the Series B Senior Common-Equivalent Preferred Stock in this Item 3.02 do not purport to be complete and are qualified in their entirety by reference to the Form of Certificate of Amendment (Evidencing Preferred Stock), which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As required by the Amended Merger Agreement, on July 9, 2014, Loren K. Carroll, Richard J. Carty, James H. Lee, James D. Lightner and Raymond I. Wilcox delivered notice of their intention to resign from the board of directors of the Company, subject to and effective upon the closing of the Transactions.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Amended Merger Agreement, on July 10, 2014, the board of directors of Forest declared a dividend of one preferred share purchase right (a “Right”) for each outstanding common share, par value $0.10 per share, and adopted a shareholder rights plan, as set forth in the Rights Agreement dated as of July 9, 2014 (the “Rights Agreement”), by and between the Company and Computershare Inc., as rights agent. The dividend is payable on July 21, 2014 to the stockholders of record on that date. See the Current Report on Form 8-K filed by Forest on July 10, 2014 for a summary of the Rights Agreement. The information in Items 1.01, 3.03 and 5.03 of the Current Report on Form 8-K filed by Forest on July 10, 2014 is hereby incorporated by reference.

In connection with the adoption of the Rights Agreement, the board of directors approved the Certificate of Amendment establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Amendment also eliminated (i) the series of preferred stock, par value $0.01 per share, of the Company designated as the “$.75 Convertible Preferred Stock” and (ii) the series of preferred stock, par value $0.01 per share, of the Company designated as the “First Series Junior Preferred Stock”. There were no issued or outstanding shares of $.75 Convertible Preferred Stock or First Series Junior Preferred Stock.

The Certificate of Amendment was filed with the Department of State of the State of New York on July 10, 2014. The Certificate of Amendment is attached as Exhibit 3.1 to the Current Report on Form 8-K filed by Forest on July 10, 2014 and is incorporated herein by reference.

Item 8.01.	Other Events

For additional information related to the Amended Merger Agreement or the Rights Agreement, please see the Current Report on Form 8-K filed by the Company on July 10, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2014, by and among Sabine Investor Holdings LLC, Sabine Oil & Gas Holdings LLC, Sabine Oil & Gas Holdings II LLC, Sabine Oil & Gas LLC, Forest Oil Corporation and FR XI Onshore AIV, LLC. (Incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Forest Oil Corporation on July 10, 2014).*

3.1	Certificate of Amendment for Forest Oil Corporation’s Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Forest Oil Corporation on July 10, 2014).

99.1	Form of Certificate of Amendment (Evidencing Preferred Stock).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transactions, Forest Oil Corporation intends to file a proxy statement with the Securities and Exchange Commission (“SEC”), and each of Sabine Oil & Gas LLC and Forest Oil Corporation also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement (if and when it becomes available) and other relevant documents filed by Sabine Oil & Gas LLC and Forest Oil Corporation with the SEC at the SEC’s website at www.sec.gov. You may also obtain Forest’s documents by contacting Forest Oil Corporation’s Investor Relations department at www.forestoil.com or by email at IR@forestoil.com.

PARTICIPANTS IN THE SOLICITATION

Forest Oil Corporation, Sabine Oil & Gas LLC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about Forest Oil Corporation’s directors is available in Forest Oil Corporation’s proxy statement filed with the SEC on March 26, 2014, for its 2014 annual meeting of shareholders, and information about Forest Oil Corporation’s executive officers is available in Forest Oil Corporation’s Annual Report on Form 10-K for 2013 filed with the SEC on February 26, 2014. Information about Sabine Oil & Gas LLC’s directors and executive officers is available in the registration statement on Form S-4 filed by New Forest Oil Inc. on May 29, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed transactions when they become available. Investors should read the definitive proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Forest Oil Corporation using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of Forest Oil Corporation or Sabine Oil & Gas LLC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of Forest Oil Corporation to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the SEC by Forest Oil Corporation from time to time, including Forest Oil Corporation’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. For additional information on the risks and uncertainties that could impact Sabine Oil & Gas LLC’s business and operations, as well as risks related to the transactions, please see the registration statement on Form S-4 filed by New Forest Oil, Inc. on May 29, 2014. The forward-looking statements included in this document are made only as of the date hereof. Neither Forest Oil Corporation nor Sabine Oil & Gas LLC undertakes any obligation to update the forward-looking statements included in this document to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2014

FOREST OIL CORPORATION

By:	/s/ Richard W. Schelin
Name:	Richard W. Schelin
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2014, by and among Sabine Investor Holdings LLC, Sabine Oil & Gas Holdings LLC, Sabine Oil & Gas Holdings II LLC, Sabine Oil & Gas LLC, Forest Oil Corporation and FR XI Onshore AIV, LLC. (Incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Forest Oil Corporation on July 10, 2014).*

3.1	Certificate of Amendment for Forest Oil Corporation’s Series A Junior Participating Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Forest Oil Corporation on July 10, 2014).

99.1	Form of Certificate of Amendment (Evidencing Preferred Stock).

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.